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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Amendment No. 1 Registration Statement on Form S-1 of our report dated March 10, 2004, except for Note 13 as to which the
date is         , 2004, relating to the financial statements and our report dated March 10, 2004 relating to the financial statement schedule of Cytokinetics, Incorporated (a development stage enterprise), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 11, 2004